UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2016

ADDENTAX GROUP CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-206097	35-2521028
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Floor 13th, Building 1, Block B, Zhihui Square,

Nanshan District, Shenzhen City, China 518000

(Address of Principal Executive Offices) (Zip Code)

(86) 755 86961 405

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

Effective December 28, 2016 Addentax Group Corp. (“ATXG” or the “Company”) has executed Sale & Purchase Agreement (“S&P”) for the acquisition of 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd., a company incorporated under the laws of the Republic of Seychelles. ATXG has agreed to issue five hundred million (500,000,000) shares of ATXG to Yingxi Industrial Chain Group Co., Ltd. to acquire the shares and assets for a cost of US$0.30 per share or a total cost of US$150,000,000.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

Effective December 28, 2016, ATXG has accepted the resignation of Mr. Yu Keying from the position of President, Secretary and Treasurer. He will remain on the Board as a Director.

Also effective December 28, 2016, the company announced the appointment of Mr. Wu Linrui, to the Board of Directors in the position of President, Secretary and Treasurer. He will also serve as a Director.

From July 1994 to April 2000 he worked as a manager of daily operations for the Guangzhou Huangsha Aquatic Company in Guangzhou, China. The company was a seller of wholesale market products. From April 2000 to May 2003 he worked as Chief Manager for the Shapishu Garments Co. located in Shenzhen City, China and from May 2003 to June 2005 he served as chairman of the Shenzhen Mailang Garments Co. Ltd. also located in Shenzhen City, China. As chairman, he was responsible for the company’s daily operations and development strategy. Starting in April 2005 and until March 2009 he was a manager in charge of daily operations at the Shenzhen Dima Garments Co. Ltd., located in Shenzhen City, China. From March 2009 to May 2012 he served as a manager at the Bitun Garment Co. Ltd (Shenzhen Brand) in Shenzhen City, China. From May 2012 to January 2016 he was chairman at Shenzhen Bitun Textile Co. Ltd. also located in Shenzhen City, China. In this position he was responsible for the company’s development strategy. From January 2016 to the present he has served as chairman at the Shenzhen Qianhai Yingxi Industrial Chain Service Co. Ltd. responsible for the Company’s development strategy. This company is also located in Shenzhen City, China.

Item 9.01              Financial Statements and Exhibits

Exhibit No.           Description

10.03 Sale and Purchase Agreement for the Acquisition of 100% of the shares and assets of Yingxi Industrial Chain Group Co., Ltd.; Dated December 26, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2016

Addentax Group Corp

/s/ Wu Linrui
Wu Linrui
President, Secretary, Chief Executive Officer, Director